EXHIBIT 10.18
                            STOCK PURCHASE AGREEMENT

                                     BETWEEN

                              ROADHOUSE GRILL, INC.

                                       AND

                         BERJAYA GROUP (CAYMAN) LIMITED

                         DATED AS OF SEPTEMBER 26, 1994


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                                TABLE OF CONTENTS

                                                                           PAGE

ARTICLE I - THE COMMON SHARES.................................................1
    Section 1.01 Issuance, Sale and Delivery of the Common Shares.............1
    Section 1.02 Closing......................................................1

 ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................2
    Section 2.01 Organization, Qualification and Corporate Power..............2
    Section 2.02 Authorization of Agreements, Etc.............................2
    Section 2.03 Validity.....................................................3
    Section 2.04 Authorized Capital Stock.....................................3
    Section 2.05 Financial Statements.........................................4
    Section 2.06 Events Subsequent to the Date of the Balance Sheet...........5
    Section 2.07 Litigation: Compliance with Law..............................6
    Section 2.08 Proprietary Information of Third Parties.....................6
    Section 2.09 Title to Properties..........................................7
    Section 2.10 Leasehold Interests..........................................7
    Section 2.11 Insurance....................................................7
    Section 2.12 Taxes........................................................8
    Section 2.13 Other Agreements.............................................8
    Section 2.14 Patents, Trademarks, Etc....................................10
    Section 2.15 Loans and Advances..........................................11
    Section 2.16 Assumptions, Guaranties, Etc. of Indebtedness of Other........
                 Persons.....................................................11
    Section 2.17 Significant Suppliers and Licensees.........................11
    Section 2.18 Governmental Approvals......................................11
    Section 2.19 Disclosure..................................................12
    Section 2.20 Offering of the Common Stock................................12
    Section 2.21 Brokers.....................................................12
    Section 2.22 Officers....................................................12
    Section 2.23 Transactions With Affiliates................................13
    Section 2.24 Employees...................................................13
    Section 2.25 U.S. Real Property Holding Corporation......................13
    Section 2.26 License.....................................................13
    Section 2.27 Restaurants Under Development...............................13
    Section 2.28 Compliance With Franchise Laws..............................14


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ARTICLE III- REPRESENTATIONS AND WARRANTIES OF THE
              PURCHASER..................................................... 14

ARTICLE IV - CONDITIONS TO THE CLOSING.......................................15
   Section 4.01  Conditions to the Obligations of the Purchaser..............15

ARTICLE V - COVENANTS OF THE COMPANY.........................................16
   Section 5.01  Financial Statements, Reports, Etc..........................17
   Section 5.02  Right of First Refusal......................................18
   Section 5.03  Corporate Existence.........................................19
   Section 5.04  Properties, Business, Insurance.............................19
   Section 5.05  Restrictive Agreements Prohibited...........................19
   Section 5.06  Transactions with Affiliates................................19
   Section 5.07  Expenses of Directors.......................................19
   Section 5.08  Use of Proceeds.............................................20
   Section 5.09  Board of Directors Meetings.................................20
   Section 5.10 Compensation.................................................20
   Section 5.11 By-Laws......................................................20
   Section 5.12 Maintenance of Ownership of Subsidiaries.....................20
   Section 5.13 Distributions by Subsidiaries................................20
   Section 5.14 Compliance with Laws.........................................21
   Section 5.15 Keeping Records and Books of Account.........................21
   Section 5.16 U.S. Real Property Interest Statement........................21

ARTICLE VI - AGREEMENT TO ENTER INTO A VOTING TRUST..........................21
   Section 6.01  Special Vote................................................21

ARTICLE VII - CONSENTS BY PURCHASER..........................................22
   Section 7.01  Employment Agreement with T. David Toole, III...............22
   Section 7.02  Right to Sell Shares........................................22
   Section 7.03  Sale of Shares by Brown.....................................23

ARTICLE VIII - MISCELLANEOUS.................................................23
   Section 8.01 Expenses.....................................................23
   Section 8.02 Survival of Agreements.......................................23
   Section 8.03 Brokerage....................................................23
   Section 8.04 Parties in Interest..........................................24
   Section 8.05 Notices......................................................24
   Section 8.06 Governing Law................................................24
   Section 8.07 Entire Agreement.............................................24


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   Section 8.08  Counterparts................................................25
   Section 8.09  Amendments................................................. 25
   Section 8.10 Severability.................................................25
   Section 8.11 Titles and Subtitles.........................................25
   Section 8.12 Certain Defined Terms........................................25



INDEX TO EXHIBITS:

EXHIBIT A:  Form of Berjaya Registration Rights Agreement
EXHIBIT B:    Restated Certificate of Incorporation
EXHIBIT C:    Form of Confidentiality Agreement

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                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT dated as of September   26,   1994
                                                             -------
between ROADHOUSE GRILL, INC., a Florida corporation (the "Company"), and Berjaya Group (Cayman) Limited ("Purchaser").

         WHEREAS, the Company wishes to issue and sell to the Purchaser shares of the authorized but unissued Common Stock, $.01 par value, of the Company (the "Common Stock"); and

         WHEREAS, the Purchaser wishes to purchase the shares of Common Stock on the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

                                    ARTICLE I

                                THE COMMON SHARES

         Section 1.01    ISSUANCE, SALE AND DELIVERY OF THE COMMON SHARES.

         Subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements contained herein, the Company agrees to issue and sell to Purchaser, and Purchaser hereby agrees to purchase from the Company, 3,100,000 shares of Common Stock at a price of $3.10 per share.

         Section 1.02    CLOSING.

         The closing under this Agreement shall take place at the offices of the Company within fourteen (14) days following receipt of approval from the Department of Justice and/or the Federal Trade Commission in connection with the required notifications filed by each of the Purchaser and the Company under the Hart-Scott-Rodino Act (such closing being called the "Closing" and such dated and time being called the "Closing Date"). At the Closing, the Company shall deliver to Purchaser a certificate registered in the name of Purchaser representing the number of shares to be purchased by Purchaser from the Company, against payment by such Purchaser to the Company of the full purchase price in the amount of $9,610,000 by wire transfer of immediately available funds or as otherwise agreed by the Company and the Purchaser.


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                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Purchaser that, except as set forth in the Disclosure Schedule attached as SCHEDULE II (which Disclosure Schedule makes explicit reference to the particular representation or warranty as to which exception is taken, which in each case shall constitute the sole representation and warranty as to which such exception shall apply):

         Section 2.01    ORGANIZATION, QUALIFICATION AND CORPORATE POWER.

                  (a) The Company is a corporation incorporated and organized under the laws of the State of Florida and its status is active, and it is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification. The Company has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform this Agreement and the Registration Rights Agreement with the Purchaser in the form attached as EXHIBIT A ("Berjaya Registration Rights Agreement") and to issue, sell and deliver the Common Stock.

                  (b) Except as provided in SCHEDULE II, the Company has no subsidiaries and does not own of record or beneficially, directly or indirectly,
(i) any shares of capital stock or securities convertible into capital stock of any other corporation, or (ii) any participating interest in any partnership, joint venture or other non-corporate business enterprise, or (iii) control, directly or indirectly, any other entity.

         Section 2.02    AUTHORIZATION OF AGREEMENTS, ETC.

                  (a) The execution and delivery by the Company of this Agreement and the Berjaya Registration Rights Agreement, the performance by the Company of its obligations hereunder and thereunder, and the issuance, sale and delivery of the Common Stock have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Articles of Incorporation of the Company, as amended or supplemented (the "Charter"), or the By-Laws of the Company, or any provision of any indenture, agreement or other instrument to which the Company or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

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                  (b) The shares of Common Stock have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in the Berjaya Registration Rights Agreement and the 1994 Voting Agreement dated as of February 10, 1994 ("1994 Voting Agreement") or as set forth elsewhere herein. The issuance, sale or delivery of the shares of Common Stock is not subject to any preemptive right of stockholders of the Company or to any right of first refusal or other right in favor of any person.

         Section 2.03    VALIDITY.

         This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms. The Berjaya Registration Rights Agreement, when it is executed and delivered in accordance with this Agreement, will constitute a legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

         Section 2.04    AUTHORIZED CAPITAL STOCK.

         Immediately prior to the Closing, the authorized capital stock of the Company will consist of (i) 10,000,000 shares of Preferred Stock, $.01 par value (the "Preferred Stock"), of which 3,525,000 have been designated Series A Convertible Preferred Stock and 2,366,700 shares have been designated Series B Convertible Preferred Stock, and (ii) 30,000,000 shares of Common Stock. Immediately prior to the Closing, 6,444,445 shares of Common Stock will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof, 3,525,000 shares of Series A Convertible Preferred Stock will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof and 2,300,000 shares of Series B Convertible Preferred Stock will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof. Certain individuals who own shares of the Series A Preferred Stock have the right to purchase up to 66,700 shares of the Series B Preferred Stock at a prices of $2.50 per share. Such right shall terminate upon thirty (30) days written notices to such stockholders. The stockholders of record of the Company and the number of shares of Common Stock and Preferred. Stock held by each are set forth in the attached SCHEDULE IV, and except as set forth herein and as contemplated by this Agreement, there are no subscriptions, warrants, options, convertible securities, and other rights (contingent or otherwise) to purchase or otherwise acquire equity securities of the Company. The Company has granted an option to J. David Toole, III to purchase 355,555 shares of Common Stock at $.15 per share (the "Toole Option"). In connection with this transaction, the Company intends to grant an option to
J. David Toole, III to purchase 500,000 shares of Common Stock at $2.50 per share (the "Second Toole Option") to vest equally per year at the end of the next 3 years. The Company has adopted a 1994 Stock Option Plan providing for the issuance of not more than 200,000 shares of Common Stock (the "Option Plan") and form of option agreements for the issuance of options to purchase shares of the Company's Common Stock to employees and consultants of the Company and members of the Board of Directors who are not employees. Except

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for the shares of Common Stock issuable upon the conversion of the Series A
Preferred Shares, the Series B Preferred Shares, and the 200,000 shares of Common Stock reserved for issuance pursuant to the Option Plan, and the 355,555 and 500,000 shares of Common Stock reserved for issuance pursuant to the Toole Option and the Second Toole Option, respectively, no shares of Common Stock or other capital stock of the Company are reserved for possible future issuance. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company are as set forth in the Charter, a copy of which is attached as EXHIBIT B, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws. Except as set forth in the attached
SCHEDULE II or SCHEDULE IV, (i) no person owns of record or is known to the Company to own beneficially any share of Common Stock or capital stock of the Company, (ii) no subscription, warrant, option, convertible security, or other right (contingent or otherwise) to purchase or otherwise acquire equity securities of the Company is authorized or outstanding, and (iii) there is no commitment by the Company to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. Except as provided for in the Charter, or as set forth in the attached SCHEDULE II or
SCHEDULE IV, the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except as provided in this Agreement or in the 1994 Voting Agreement, to the best of the Company's knowledge, there are no voting trusts or agreements, stockholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of the Company or any of its subsidiaries (whether or not the Company or any of its subsidiaries is a party thereto), except as set forth in the attached
SCHEDULE II or SCHEDULE IV. All of the outstanding securities of the Company were issued in compliance with all applicable Federal and state securities laws.

         Section 2.05    FINANCIAL STATEMENTS.

                  (a) The Company has furnished to the Purchaser the audited balance sheet of the Company as of January 2, 1994, and the related statements of operations, changes in shareholders' deficiency and cash flows of the Company for the year ended January 2, 1994. The Company has furnished to the Purchaser the unaudited balance sheet of the Company as of ____________________ 1994 ("Balance Sheet"), and the related statements of operations of the Company for the period ended _________________________ 1994. All such financial statements have been prepared in accordance with the generally accepted accounting principles consistently applied and fairly present the financial position of the Company as of such dates and the results of its operations for the periods then ended. Since the date of the Balance Sheet, other than as disclosed in SCHEDULE II, (i) there has been no material change in the assets, liabilities or financial condition of the Company from that are reflected in the Balance Sheet except for changes in the ordinary course of business which in the aggregate have not been materially adverse, and (ii) none of the business, prospects, financial condition, operations, property or affairs of the Company have been materially adversely affected by any occurrence or development, individually or in the aggregate, whether or not insured against.

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                  (b) Except as provided in documents referred to in SCHEDULE V hereto, the Company any has no material liability or obligation, absolute or contingent (individually or in the aggregate), including, without limiting the generality of the foregoing, any tax liabilities due or to become due, not reflected in the above referred to financial statements, except (i) obligations and liabilities incurred after the date of the Balance Sheet in the ordinary course of business that are not individually or in the aggregate material, and
(ii) obligations and liabilities incurred in the ordinary course of business that would not be required to be reflected in financial statements prepared in accordance with generally accepted accounting principles. Without limiting the generality of the foregoing, the Company does not know, and has no reasonable ground to know, of any basis for the assertion against the Company as of the date hereof of any material liabilities (not reflected in SCHEDULE V(A) or the above referred to financial statements.)

         Section 2.06    EVENTS SUBSEQUENT TO THE DATE OF THE BALANCE SHEET.

         Since the date of the Balance Sheet, other than as disclosed on
SCHEDULE II, the Company has not (i) issued any stock, bond or other corporate security or partnership interest, (ii) borrowed any amount or incurred or become subject to any liability (absolute, accrued or contingent), except current liabilities incurred and liabilities under contracts entered into in the ordinary course of business, (iii) discharged or satisfied any lien or encumbrance or incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the Balance Sheet and current liabilities incurred since the date of the Balance Sheet in the ordinary course of business and in connection with the development of the Company's restaurants, (iv) declared or made any payment or distribution to stockholders or partners or purchased or redeemed any share of its capital stock or partnership interests or other security, (v) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than liens of current real property taxes not yet due and payable, (vi) sold, assigned or transferred any of its tangible assets except in the ordinary course of business, or canceled any debt or claim, (vii) sold, assigned, transferred or granted any exclusive licenses with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset, except rights or licenses granted in the ordinary course of business to licensees of the Company,
(viii)suffered any loss of property or waived any right of substantial value whether or not in the ordinary course of business, (ix) made any material change in officer compensation, (x) made any material change in the manner of business or operations, (xi) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby, (xii) entered into any commitment (contingent or otherwise) to do any of the foregoing, or (xiii) engaged in any transaction with any director, officer, employee, stockholder or partner of the Company.

         Section 2.07    LITIGATION: COMPLIANCE WITH LAW.

         Other than (a) routine litigation occurring in the ordinary course of business against which the Company is adequately insured, (b) the matters described in the attached SCHEDULE II, or (c) in the case of a threatened action, suit, claim, proceeding or investigation, one that is not material to the Company or its business, there is no (i) action, suit, claim, proceeding or investigation pending or, to the best of the Company's knowledge, threatened against or affecting the Company, at law or in equity, or before or by any Federal, State, municipal or other governmental department, commotion,

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board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding relating to the Company pending under collective bargaining agreements or otherwise, or (iii) governmental inquiry pending or, to the best of the Company's knowledge, threatened against or affecting the Company (including without limitation any inquiry as to the qualification of the Company to hold or receive any license or permit), and to the Company's knowledge, there is no basis for any of the foregoing. Except as described in the attached
SCHEDULE II, the Company has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business, prospects, financial condition, operations, properties or affairs. The Company is not in default with respect to any order, writ, injunction or decree known to or served upon the Company of any court or of any Federal, State, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. Except as described in the attached
SCHEDULE II, there is no action or suit by the Company pending or threatened against others. The Company has complied in all material respects with all laws, rules, regulations and orders which are material and applicable to its business, operations, properties, assets, products and services, and the Company has all necessary permits, licenses and other authorizations required to conduct its business as conducted and as proposed to be conducted in all material respects, including all laws regulating the development and operation of restaurants and all applicable environmental laws. There is no existing law, rule, regulation or order, and the Company is not aware of any proposed law, rule, regulation or order, whether Federal or state, which would prohibit or restrict the Company from, or otherwise materially adversely affect the Company in, conducting its business in any jurisdiction in which it is now conducting business or in which it proposes to conduct business.

         Section 2.08    PROPRIETARY INFORMATION OF THIRD PARTIES.

         Except as disclosed in the attached SCHEDULE II, no third party has claimed or has reason to claim that any person now or previously employed or engaged as a consultant by the Company has (a) violated or, to the Company's knowledge, may be violating any of the terms or conditions of his employment, non-competition or non-disclosure agreement with such third party, (b) disclosed or, to the best of the Company's knowledge, may be disclosing or utilized or, to the best of the Company's knowledge, may be utilizing any trade secret or proprietary relationship which information or documentation of such third party or violated any confidential relationship which such person may have had with such third party in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company, or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. Except as described in the attached SCHEDULE II, no third party has requested information from the Company which reasonably suggests that such a claim might be contemplated. To the best of the Company's knowledge, none of the execution or delivery of this Agreement, or the carrying on of the business of the Company as officers, employees or agents by any officer, director or key employee of the Company, or the conduct or proposed conduct of the business of the Company, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such person is obligated.


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         Section 2.09    TITLE TO PROPERTIES.

         The Company has good and marketable title to its properties and assets reflected on the Balance Sheet, or acquired by it since the date of the Balance Sheet (other than properties and assets disposed of in the ordinary course of business since the date of the Balance Sheet), and all such properties and assets are free and clear of mortgages, pledges, security interests, liens, charges, claims, restrictions and other encumbrances, except for liens for current taxes not yet due and payable and minor imperfections of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company, except as reflected on the Balance Sheet or, with respect to properties and assets acquired after the date of the Balance Sheet, except as disclosed in the attached SCHEDULE II.

         Section 2.10   LEASEHOLD INTERESTS.

         Each lease or agreement to which the Company is a party under which it is a lessee of any property, real or personal, is a valid and subsisting agreement, without any material default of the Company thereunder and, to the best of the Company's knowledge, without any material default thereunder of any other party thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by the Company under any such lease or agreement or, to the best of the Company's knowledge, by any other party thereto. The Company's possession of such property has not been disturbed and, to the best of the Company's knowledge, no claim has been asserted against the Company adverse to its rights in such leasehold interests.

         Section 2.11   INSURANCE.

         The Company holds valid policies covering all of the insurance required to be maintained by it under Section 5.05.

         Section 2.12   TAXES.

         The Company has filed all tax returns, Federal, state, county and local, required to be filed by it and, with respect to such state, county and local returns, if not filed would have a material adverse effect on its financial condition or operations, and the Company paid all taxes shown to be due by such returns as well as all other taxes, assessments and governmental charges which have become due or payable, including without limitation all taxes which the Company is obligated to withhold from amounts owing to employees, creditors and third parties. All such taxes with respect to which the Company has become obligated pursuant to elections made by the Company in accordance with generally accepted practice have been paid and adequate reserves have been established for all taxes accrued but not yet payable. The Federal income tax returns of the Company have never been audited by the Internal Revenue Service. No deficiency assessment with respect to or proposed adjustment of the Company's Federal, state, county or local taxes is pending or, to the best of the Company's knowledge, threatened. There is no tax lien, whether imposed by any Federal,

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state, county or local taxing authority, outstanding against the assets, properties or business of the Company. Except as set forth in the attached
SCHEDULE II. neither the Company nor any of its stockholders have ever filed a consent pursuant to Section 341(f) of the Internal Revenue Code ("Code"), relating to collapsible corporations.

         Section 2.13   OTHER AGREEMENTS.

         Except as set forth in the attached SCHEDULE V(A) and the documents to be executed in connection with the transactions contemplated by this Agreement, the Company is not a party to or otherwise bound by any written or oral contract or instrument or, to the knowledge of the Company, other restriction which individually or in the aggregate could materially adversely affect the business, prospects, financial condition, operations, property or affairs of the Company. Except as set forth in the attached SCHEDULE V(B), the Company is not a party to or otherwise bound by any written or oral:

                  (a) contract with any labor union (and, to the knowledge of the Company, no organizational effort is being made with respect to any of its employees);

                  (b) contract or other commitment with any supplier containing any provision permitting any party other than the Company to renegotiate the price or other terms pursuant to which the Company has or is expected to purchase in excess of $50,000 worth of products or services during any twelve month period;

                  (c) contract for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of its normal operating requirements;

                  (d) contract for the employment of any officer, employee or other person (whether of a legally binding nature or in the nature of informal understandings) on a full time or consulting basis which is not terminable on notice without cost or other liability to the Company, except normal severance arrangements and accrued vacation pay;

                  (e) bonus, pension, profit sharing, retirement, hospitalization, insurance, stock purchase, stock option or other plan, contract or understanding pursuant to which benefits are provided to any employee of the Company (other than group insurance plans applicable to employees generally);

                  (f) agreement or indenture relating to the borrowing of money or to the mortgaging or pledging of, or, otherwise placing a lien or security interest on, any asset of the Company;

                  (g) guaranty of any obligation for borrowed money or otherwise;

                  (h) voting trust or agreement, stockholders' agreement, pledge agreement, buy-sell agreement or first refusal or preemptive rights agreement relating to any securities of the Company;

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                  (i) agreement, or group of related agreements with the same party or any group of affiliated parties, under which the Company has advanced or agreed to advance money or has agreed to lease any property as lessee or lessor;

                  (j) agreement or obligation (contingent or otherwise) to issue, sell or otherwise distribute or to repurchase or otherwise acquire or retire any share of its capital stock, partnership interest or any of its other equity securities;

                  (k) assignment, license or other agreement with respect to any form of intangible property;

                  (l) agreement under which it has granted any person any registration rights, other than the 1994 Registration Rights Agreement, as amended, and the Berjaya Registration Rights Agreement;

                  (m) agreement under which it has limited or restricted its right to compete with any person in any respect;

                  (n) other contract or group of related contracts with the same party involving more than $25,000 or continuing over a period of more than six months from the date or dates thereof (including renewals or extensions optional with another party), which contract or group of contracts is not terminable by the Company without penalty upon notice of thirty (30) days or less; or

                  (o) other contract, instrument, commitment, plan or arrangement, a copy of which would be required to be filed with the Securities and Exchange Commission (the "Commission") as an exhibit to a registration statement on Form S-1 pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act of 1933 (the "Securities Act") if the Company were registering securities under the Securities Act.

         The Company, and to the best of the Company's knowledge, each other party thereto have in all material respects performed all the obligations required to be performed by them to date, have received no notice of default and are not in default, in any material respect, (with due notice or lapse of time or both), under any lease, agreement, or contract now in effect to which the Company is a party or by which it or its property may be bound. The Company is not in violation of any provision of its Charter or By-Laws. The Company has no present expectation or intention of not fully performing all its obligations under each such lease, contract or other agreement in all material respects, and the Company has no knowledge of any breach and has received no written notice of any anticipated breach by the other party to any contract or commitment to which the Company is a party.

         Section 2.14   PATENTS, TRADEMARKS, ETC.

         Set forth in SCHEDULE II is a list and brief description of all patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade

                                      -9-

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names and copyrights, and all applications for such which are in the process of being prepared, owned by or registered in the name of the Company, or of which the Company is a licensor or licensee or in which the Company has any right, and in each case a brief description of the nature of such right. The Company owns or possesses adequate licenses or other rights to use, free and clear of all liens, claims and restrictions, all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets and know how (collectively, "Intellectual Property") necessary to the conduct of its business as conducted and as currently planned to be conducted, and no claim is pending or, to the best of the Company's knowledge, threatened to the effect that the operations of the Company infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and to the best of the Company's knowledge, there is no basis for any such claim (whether or not pending or threatened). No claim is pending or threatened to the effect that any such Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company and, to the best of the Company's knowledge, there is no basis for any such claim (whether or not pending or threatened). The Company is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise. To the best of the Company's knowledge, all proprietary technology developed by and belonging to the Company and material to its business which has not been patented has been kept confidential by the Company, its employees and licensees. Except as set forth in SCHEDULE II, the Company has not granted or assigned to any other person or entity any right to manufacture, have manufactured, assemble or sell the proprietary products or proposed proprietary services of the Company that are material to its business.

         Section 2.15   LOANS AND ADVANCES.

         Except as described in the attached SCHEDULE II, the Company does not have any outstanding loans or advances to any person and is not obligated to make any such loans or advances, except, in each case, for advances to employees of the Company in respect of reimbursable business expenses anticipated to be incurred by them in connection with their performance of services for the Company.

         Section 2.16 ASSUMPTIONS, GUARANTIES, ETC. OF INDEBTEDNESS OF OTHER PERSONS.

         The Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on any indebtedness of any other person (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss), except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

         Section 2.17   SIGNIFICANT SUPPLIERS AND LICENSEES.

         No supplier or licensee during the period covered by the financial statements referred to in Section 2.05 or which has been material to the Company thereafter, has terminated, materially reduced or, to the knowledge of the Company, threatened to terminate or materially reduce its provision of products or services to the Company or has terminated or materially amended or modified a license agreement.

         Section 2.18   GOVERNMENTAL APPROVALS.

         Subject to the accuracy of the representations and warranties of the Purchaser set forth in Article III, no registration or filing with, or consent or approval of or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Company of this Agreement or the Berjaya Registration Rights Agreement, or the issuance, sale and delivery of the Common Stork, other than (i) filings pursuant to Federal and State securities laws (all of which filings have been or, with respect to those filings which may be duly made after the Closing will be, made by or on behalf of the Company) in connection with the sale of the Common Stock, (ii) with respect to the 1994 Registration Rights Agreement, as amended, the registration of the shares covered thereby with the Commission and filings pursuant to Federal and state securities laws, (iii) with respect to the Berjaya Registration Rights Agreement, the registration of the shares covered thereby with the Commission and filings pursuant to Federal and State Securities laws, and (iv) filings with the Department of Justice and the Federal Trade Commission in connection with required notifications under the Hart-Scott-Rodino Act.

         Section 2.19   DISCLOSURE.

         This Agreement, including any Schedule or Exhibit to this Agreement, does not contain an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. None of the statements, documents, certificates or other items prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading. There is no fact which the Company has not disclosed to the Purchaser and its counsel in writing and of which the Company is aware which materially and adversely affects or could materially and adversely affect the business, prospects, financial condition, operations, property or affairs of the Company.

         Section 2.20   OFFERING OF THE COMMON STOCK.

         Neither the Company nor any person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Common Stock or any security of the Company similar to the Common Stock has offered the Common Stock or any such similar security for sale to, or solicited any offer to buy the Common Stock or any such similar security from, or otherwise approached or negotiated with respect thereto with, any person or persons, and neither the Company nor any person acting on its behalf has taken or will take any other action (including, without limitation, any offer, issuance or sale of any security of the Company under

                                      -11
circumstances which might require the integration of such security with the Common Stock under the Securities Act or the rules and regulations of the Commission thereunder), in either case so as to subject the offering, issuance or sale of the Common Stock to the registration provisions of the Securities Act.

         Section 2.21   BROKERS.

         Except as set forth in the attached SCHEDULE II, the Company has no contract, arrangement or understanding with any broker finder or similar agent with respect to the transactions contemplated by this Agreement.

         Section 2.22   OFFICERS.

         Set forth in SCHEDULE II is a list of the names of the officers of the Company, together with the title or job classification of each such person. Except as set forth in SCHEDULE II, none of such persons has an employment agreement or understanding, whether oral or written, with the Company or any of its subsidiaries, which is not terminable on notice by the Company or such subsidiary, without cost or other liability to the Company or such subsidiary.

         Section 2.23   TRANSACTIONS WITH AFFILIATES.

         Except as set forth in the attached SCHEDULE II, no director, officer, employee or stockholder of the Company, or member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has a substantial interest or is an officer, director, trustee, partner or holder of more than five percent of the outstanding capital stock thereof, is presently or contemplated to be a party to any transaction with the Company, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments to any such person or firm.

         Section 2.24   EMPLOYEES.

         Each of the officers of the Company, each key employee and each other employee now employed by the Company who has access to proprietary business information of the Company including, without limitation, the Company's recipes, operating system, business strategy and other information related to the operations of the Company, has executed an Employee Confidential Disclosure Agreement substantially in the form of EXHIBIT C attached hereto (collectively, the "Confidentiality Agreements"), and the Confidentiality Agreements are in full force and effect. No officer or key employee of the Company has advised the Company (orally or in writing) that he or she intends to terminate employment with the Company. The Company has complied in all material respects with all applicable laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and the payment of Social Security and other taxes, and with the Employee Retirement Income Security Act of 1974, as amended.

         Section 2.25   U.S. REAL PROPERTY HOLDING CORPORATION.

         The Company is not now and has never been a United States real property holding corporation, as defined in Section 897(c)(2) of the Code and Section 1.987-2(b) of the Regulations promulgated by the Internal Revenue Service.

         Section 2.26   LICENSE.

         Except as set forth in SCHEDULE II, all of the Company's license agreements are in good standing, full force and effect as of the date hereof and no party to any such agreements is in material default thereof.

         Section 2.27   RESTAURANTS UNDER DEVELOPMENT.

         SCHEDULE II describes all currently outstanding plans, arrangements, contracts, agreements or negotiations relating to the purchase, development, construction or renovation of restaurants by the Company.

         Section 2.28   COMPLIANCE WITH FRANCHISE LAWS.

         The Company has complied with the applicable laws, rules and regulations relating to franchising in all jurisdictions where the conduct of the Company's business requires such qualification to the extent necessary such that any failure to so comply will not have a material adverse effect upon the Company or its operations.

                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser represents and warrants to the Company that:

                  (a) it is an "accredited investor" within the meaning of Rule 501 under the Securities Act and was not organized for the specific purpose of acquiring the shares of Common Stock;

                  (b) it has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof;

                  (c) it has received and reviewed the financial statements and projections of the Company, and it has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management;


                                      -13

                  (d) it has made an independent investigation of the business of the Company and is making this investment as a result of this investigation and not as a result of any projections made by the Company;

                  (e) the Common Stock being purchased by it are being acquired for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof;

                  (f) it understands that (i) the Common Stock has not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to
Section 4(2) or Section 3(b) thereof or Rule 505 or 506 promulgated under the Securities Act, (ii) the Common Stock must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Common Stock will bear a legend to such effect, and (iv) the Company will make a notation on its transfer books to such effect;

                  (g) if an entity and not a natural person, it is validly existing under the laws of the state of its organization and the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of, state law or its Charter or other organizing documents; and

                  (h) it has full right, power and authority to execute this Agreement and the Berjaya Registration Rights Agreement and to perform its obligations hereunder and thereunder.

                                   ARTICLE IV

                            CONDITIONS TO THE CLOSING

         Section 4.01    CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER.

         The obligations of Purchaser to purchase and pay for the Common Stock being purchased by it on the Closing Date is, at its option, subject to the satisfaction, on or before the Closing Date, of the following conditions:

                  (a) PERFORMANCE. The Company shall have performed and complied with all agreements contained herein required to be performed or complied with by it prior to or at the Closing Date, and the Chief Executive Officer of the Company shall have certified to the Purchaser in writing to such effect and to the further,effect that all of the conditions set forth in this Article IV have been satisfied.

                  (b) ALL PROCEEDINGS TO BE SATISFACTORY. All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Purchaser and the Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it reasonably may request.

                  (c) SUPPORTING DOCUMENTS. The Purchaser shall have received copies of the following documents:

                         (i) (A) the Charter, certified as of a recent date by
the Secretary of State of the State of Florida, and (B) a certificate of said Secretary dated as of a recent date as to the active status of the Company and listing all documents of the Company on file with said Secretary;

                         (ii) a certificate of the Secretary or an Assistant
Secretary of the Company dated the Closing Date and certifying: (A) that attached thereto is a true and complete copy of the By-Laws of the Company as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors or the stockholders of the Company authorizing the execution, delivery and performance of this Agreement, the Berjaya Registration Rights Agreement, the issuance, sale and delivery of the Common Stock and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement and the Berjaya Registration Rights Agreement; (C) that the Charter has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i)(B) above; and to the incumbency and specimen signature of each officer of the Company executing this Agreement, the Berjaya Registration Rights Agreement, the stock certificates representing the Common Stock and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this clause (ii); and (iii) such additional supporting documents and other information with respect to the operations and affairs of the Company as the Purchaser or its counsel reasonably may request.

                  (d) BERJAYA REGISTRATION RIGHTS AGREEMENT. The Company shall have executed and delivered the Berjaya Registration Rights Agreement in the form attached as EXHIBIT A.

                  (e) WAIVER OF RIGHT OF FIRST REFUSAL. Each of the holders of shares of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock shall deliver to the Company and Purchaser a waiver of their right of first refusal on the sale and issuance of the Common Stock being sold hereunder.

                  (f) ADDITIONAL AGREEMENTS. The Company shall have delivered such other agreements and instruments as the Purchaser shall have reasonably requested.

         All such documents shall be satisfactory in form and substance to the Purchaser.

         Section 4.02    CONDITIONS TO THE OBLIGATIONS OF THE COMPANY.

         The obligation of the Company to sell the Common Stock being sold by it on the Closing Date is, at its option, subject to the satisfaction, on or before the Closing Date, of the following conditions:

                  (a) BERJAYA REGISTRATION RIGHTS AGREEMENT. The Purchaser shall have accepted the terms of and executed and delivered the Berjaya Registration Rights Agreement.

                  (b) ADDITIONAL AGREEMENTS. The Purchaser shall have delivered such other agreements and instruments as the Company shall have reasonably requested.

                                    ARTICLE V

                            COVENANTS OF THE COMPANY

         The Company covenants and agrees with Purchaser that until the earlier to occur of: (i) Purchaser owns less than fifty percent (50%) of the shares of Common Stock being acquired hereunder or (ii) the consummation of the first firm commitment underwritten public offering of the Company's Common Stock pursuant to an effective Registration Statement on Form S-1 or SB-2 (or its then equivalent) under the Securities Act (the "Initial Public Offering"), where the aggregate sales price of the Common Stock (before deductions of underwriting discounts and expenses of sale) is not less than $10,000,000 and the price per share of the Common Stock is at least thirty percent (30%) more than the price per share being paid by Purchaser for the Common Stock being purchased from the Company hereunder.

         Section 5.01    FINANCIAL STATEMENTS, REPORTS, ETC.

         The Company shall furnish:

                  (a) to Purchaser, within ninety (90) days after the end of each fiscal year of the Company, or as soon as practicable thereafter, a consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and certified by Coopers & Lybrand or such other "Big 6" accounting firm selected by the Board of Directors of the Company and an annual report containing a narrative discussion of the results of the Company's operations for the past fiscal year and the status of the Company's liquidity and capital resources as of the end of such year materially conforming to the disclosure requirements contained in Item 303 of Regulation S-K or Regulation S-B, if applicable, under the Securities Act;

                  (b) within thirty (30) days after the end of each month a consolidated balance sheet of the Company and its subsidiaries and the related consolidated statements of income and cash flows, unaudited but prepared in accordance with generally accepted accounting principles and certified by the Chief Financial Officer of the Company, or the principal accounting officer if the Company does not have a Chief Financial Officer, such consolidated balance sheet to be as of the end of such quarter and such consolidated statements of income and cash flows to be for such quarter and for the period from the beginning of the fiscal year to the end of such quarter, in each case with comparative statements for the prior fiscal year; provided that the Company's obligations under this Section 5.01 shall terminate upon the completion of a firm commitment underwritten public offering of the Company's securities where the Company becomes and continues to be subject to the reporting requirements of the Securities Exchange Act of 1934;

                  (c) at the time of delivery of each annual financial statement pursuant to Section 5.01(a), a certificate executed by the Chief Financial Officer of the Company, or the principal accounting officer if the Company does not have a Chief Financial Officer, stating that he has reviewed this Agreement and has no knowledge of any default by the Company in the performance or observance of any of the provisions of this Agreement, or, if such officer has such knowledge, specifying such default and the nature thereof;

                  (d) at the time of delivery of each monthly statement pursuant to Section 5.01(b), a management narrative report explaining all significant variances from forecasts and all significant current developments in staffing, marketing, sales and operations; and

                  (e) within thirty (30) days prior to the end of each fiscal year, an annual business plan.

         Section 5.02    RIGHT OF FIRST REFUSAL.

                  (a) The Company shall, prior to (or as soon thereafter as is reasonably practical) any issuance by the Company of any of its securities (other than debt securities with no, equity feature), offer to Purchaser continuing to hold at least fifty percent (50%) of the Common Stock purchased hereby (the "Eligible Purchaser") by written notice the right, for a period of thirty (30) days, to purchase a pro rata amount (based on the percentage ownership of the Common Stock of the Company assuming the conversion of all Preferred Shares) of such securities on the same terms and conditions for which such securities are to be issued (unless the Eligible Purchaser is unable to meet such terms and conditions, in which case the Eligible Purchaser shall purchase such securities for cash at an amount equal to the price or other consideration for which such securities are to be issued); provided, however, that the first refusal rights, of the Eligible Purchaser pursuant to this
Section 5.02 shall not apply to securities issued (A) upon conversion of any of the Series A Preferred Shares or the Series B Preferred Shares, (B) upon exercise of the Toole Option or the Second Toole Option, (C) as a stock dividend or upon any subdivision of shares of Common Stock, provided that the securities issued pursuant to such stock dividend or subdivision are limited to additional shares of Common Stock, (C) pursuant to the Company's Option Plan, and (E) pursuant to a firm commitment underwritten public offering. The Company shall use reasonable efforts to enable Purchaser to purchase shares in the Company's initial public offering equal to Purchaser's proportionate interest in the Company. This Right of First Refusal supersedes and replaces the right of first refusal granted Purchaser in the Investment Agreement dated April 7, 1994 among Brown, Toole, Purchaser and the Company. The Company's written notice to the Eligible Purchaser shall describe the securities proposed to be issued by the Company and specify the number, price and payment terms.

         Each Eligible Purchaser may accept the Company's offer as to the full number of securities offered to it or any lesser number, by written notice thereof given by it to the Company prior to the expiration of the aforesaid thirty (30) day period, in which event the Company shall promptly sell and such Eligible Purchaser shall buy, upon the terms specified, the number of securities agreed to be purchased by such Eligible Purchaser.

                  (b) The Company shall be free at any time prior to one hundred twenty (120) days after the date of its notice of offer pursuant to this Section 5.02, to offer and sell to any third party or parties the number of such securities not agreed by the Purchaser or the Eligible Purchaser, as the case may be, to be purchased by them, at a price and on payment terms no less favorable to the Company than those specified in such notice of offer. However, if such third party sale or sales are not consummated within such one hundred twenty (120) day period, the Company shall not sell such securities as shall not have been purchased within such period without again complying with this Section 5.02.

         Section 5.03    CORPORATE EXISTENCE.

         The Company shall maintain and cause any subsidiary which it may create to maintain their respective corporate existence, rights and franchises in full force and effect; provided however, that the Company may liquidate or merge any subsidiary into the Company if the Board of Directors deems such action appropriate.

         Section 5.04    PROPERTIES, BUSINESS, INSURANCE.

         The Company shall maintain and cause any subsidiary which it may create to maintain as to their respective properties and business, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated, which insurance shall be deemed by the Company to be sufficient. The Company shall not cause or permit any assignment or change in beneficiary and shall not borrow against any such policy.

         Section 5.05    RESTRICTIVE AGREEMENTS PROHIBITED.

         Neither the Company nor any of its subsidiaries shall become a party to any agreement which by its terms restricts the Company's performance of this Agreement or the Berjaya Registration Rights Agreement.

         Section 5.06     TRANSACTIONS WITH AFFILIATES.

         Except for transactions contemplated by this Agreement or as otherwise approved by the Board of Directors, neither the Company nor any of its subsidiaries shall enter into any transaction with any director, officer, employee or holder of more than five percent of the outstanding capital stock of any class or series of capital stock of the Company or any of its subsidiaries, member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or member of the family of any such person, is a director, officer, trustee, partner of holder of more than five percent of the outstanding capital stock thereof, except for transactions on customary terms related to such person's employment and transactions on terms which are no less favorable than could be obtained with an independent third party in an arm's length transaction and which are approved by a majority of the disinterested directors of the Company.

         Section 5.07    EXPENSES OF DIRECTORS.

         The Company shall promptly reimburse in full each director of the Company who is not an employee of the Company for all of his reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors of the Company or any Committee thereof.

         Section 5.08    USE OF PROCEEDS.

         The Company shall use the proceeds from the sale of the Common Stock for expansion and working capital.

         Section 5.09    BOARD OF DIRECTORS MEETINGS.

         The Company shall use its best efforts to ensure that meetings of its Board of Directors are held at least quarterly as well as to obtain directors and officers insurance coverage as approved by the Board of Directors.

         Section 5.10   COMPENSATION.

         The Company shall pay to its officers compensation as determined by the Board of Directors upon the recommendation of the compensation committee of the Board of Directors.

         Section 5.11   BY-LAWS.

         The Company shall at all times maintain provisions in its By-Laws and/or Charter indemnifying all directors against liability and absolving all directors from liability to the Company and its stockholders to the maximum extent permitted under the laws of the state of Florida.

         Section 5.12   MAINTENANCE OF OWNERSHIP OF SUBSIDIARIES.

         The Company shall not sell or otherwise transfer any shares of capital stock subsidiary which it may create, except to the Company or another subsidiary which create, or permit any subsidiary which it may create to issue, sell or otherwise transfer any, shares of its capital stock or the capital stock of any subsidiary which it may create, except to the Company or another subsidiary which it may create.

         Section 5.13   DISTRIBUTIONS BY SUBSIDIARIES.

         The Company shall not permit any subsidiary which it may create to purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any shares of its stock, except for dividends or other distributions payable to the Company or another subsidiary which it may create.

         Section 5.14   COMPLIANCE WITH LAWS.

         The Company shall comply, and cause each subsidiary to comply with, all applicable laws, rules, regulations and orders, non-compliance with which could materially adversely affect its business or condition, financial or otherwise, including all laws relating to the offer and sale of franchises, and the development and operation of the restaurants and applicable environment laws.

         Section 5.15   KEEPING RECORDS AND BOOKS OF ACCOUNT.

         The Company shall keep, and cause each subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and such subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

         Section 5.16   U.S. REAL PROPERTY INTEREST STATEMENT.

         Upon a written request by any Purchaser, the Company shall provide such Purchaser with a written statement informing the Purchaser whether such Purchaser's interest in the Company constitutes a U.S. real property interest. The Company's determination shall comply with the requirements of Treasury Regulation Section 1.897-21(h)(1) or any successor regulation, and the Company shall provide timely notice to the Internal Revenue Service, in accordance with and to the, extent required by Treasury Regulation Section 1.897-2(h)(2) or any successor regulation, that such statement has been made. The Company's written statement to any Purchaser shall be delivered to such Purchaser within ten (10) days of such Purchaser's written request therefor. The Company's obligation to furnish a written statement pursuant to this Section 5.16 shall continue notwithstanding the fact that a class of the Company's stock may be regularly traded on an established securities market.

                                   ARTICLE VI

                     AGREEMENT TO ENTER INTO A VOTING TRUST

         Section 6.01    SPECIAL VOTE.

         Purchaser agrees to enter into a voting trust agreement whereby John Y. Brown, Jr. ("Brown") may vote the shares of Common Stock acquired hereby as well as those being acquired pursuant to Section 7.03 below for a period of three (3) years after the Closing. Such period may be extended for an additional two (2) years at the sole discretion of Purchaser. Brown may vote such shares in such manner as he deems, in his sole discretion, in the best interest of the Company and to the extent not inconsistent with the interests of the Company, Brown will not vote such shares in a manner that materially and adversely affects Purchaser. Brown's discretion in voting such shares shall be limited to matters involving management of the Company and for no other purpose. Without limiting the foregoing and without the prior written consent of Purchaser, Brown will not vote such shares if as a result of the vote. The Company will:

                  (a) engage in any transaction that would be considered a "decreed dividend" transaction under Section 305 of the Code:

                  (b) consent to any liquidation, dissolution, winding up of the Company or the sale or transfer of all or substantially all of its assets, or the merger or consolidation of the Company with another entity;

                  (c) charge the fundamental character of the Company's business;

                  (d) redeem or otherwise acquire any of the Company's Stock; or

                  (e) permit the see assignment or transfer of options issued pursuant to the Company's Option Plan prior to vesting.

         If for any reason Brown discontinues serving as voting trustee, Purchaser shall have the right to vote such shares in any matter requiring a shareholder vote. The creation of and entering into the voting trust shall in no way give Brown any ownership rights in the shares held by the trust and Brown shall have no tight to pledge assign or otherwise transfer shares without the specific written instructions of Purchaser.

                                   ARTICLE VII

                              CONSENTS BY PURCHASER

         The Purchaser consents and agrees to the following:

         Section 7.01 EMPLOYMENT AGREEMENT WITH T. DAVID TOOLE, III.

         The Company may amend the employment agreement with T. David Toole, III ("Toole") whereby Toole will receive, in addition to his base compensation, for a period of three (3) years an amount equal to five percent (5%) of the profits of the Company after deducting depreciation and general corporate overhead. Purchaser shall have the right to review and comment upon the amended employment agreement prior to its execution.

         Section 7.02    RIGHT TO SELL SHARES.

         For a period of three (3) years after the Closing Date and if for any reason Brown discontinues serving as voting trustee as set forth ia Article VI hereof, all the shareholders of the Company (other than Purchaser) shall have the right, upon thirty (30) days prior Writ= notice, to sell all or a portion of their shares of Preferred Stock or Common Stock to Purchaser at a price, of $3.10 per share. Such price shall increase as follows (i) one year after the Closing the price shall be $3.41 per share, (ii) two years after the Closing the price shall be $3.72 per share, and (iii) three years after (he Closing the price Shall be $4.03 per share. At the end of three (3) years, this Fiat shall terminate.

         Section 7.03    SALE OF SHARES BY BROWN.

         In addition to the sale of shares of Common Stock by the Company described in this Agreement, Brown agrees to sell and deliver to Purchaser and Purchaser agrees to purchase from Brown a total of 1,465,000 shares of Common Stock for the following price. Pursuant to a previously granted option, Purchaser will purchase 250,000 shares of Common Stock at a price of $2.50 per share, and Purchaser will purchase the balance of the shares of Common Stock, which is 1,215,000 at a price of $3.10 per share. The closing for the Brown shares shall occur simultaneously with the Closing.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         Section 8.01    EXPENSES.

         Each party hereto will pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated.

         Section 8.02    SURVIVAL OF AGREEMENTS.

         All covenants, agreements, representations and warranties made herein or in the Berjaya Registration Rights Agreement, or any certificate or instrument delivered to the Purchaser pursuant to or in connection with this Agreement or the Berjaya Registration Rights Agreement, shall survive the execution and delivery of this Agreement, the Berjaya Registration Rights Agreement, the issuance, sale and delivery of the shares of Common Stock, and all statements contained in any certificate or other instrument delivered by the Company hereunder or thereunder or in connection herewith or therewith shall be deemed to constitute representations and warranties made by the Company.

         Section 8.03    BROKERAGE.

         Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

         Section 8.04    PARTIES IN INTEREST.

         All representations, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, all representations, covenants and agreements benefitting the Purchaser shall inure to the benefit of any and all subsequent holders from time to time of Common Stock.

         Section 8.05    NOTICES.

         All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person or mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission in the case of non-U.S. residents, addressed as follows:

                  (a)   If to the Company:

                        4801 South University Drive, Suite 304 East
                        Davie, Florida 33328
                        Attention:       Chief Executive Officer

                  (b)   If to the Purchaser:

                        Berjaya Group Berhad
                        Level 18
                        Shahzan Prudential Tower
                        30 Jalan Sultan Ismail
                        50250 Kuala Lumpur
                        MALAYSIA

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

         Section 8.06    GOVERNING LAW.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

         Section 8.07    ENTIRE AGREEMENT.

         This Agreement, including the Schedules and Exhibits hereto, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof. All Schedules and Exhibits hereto are hereby incorporated herein by reference.

         Section 8.08    COUNTERPARTS.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 8.09    AMENDMENTS.

         This Agreement may not be amended or modified, and no provisions hereof may be waived, without the written consent of the Company and the Purchaser.

         Section 8.10   SEVERABILITY.

         If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

         Section 8.11   TITLES AND SUBTITLES.

         The titles and subtitles used in this Agreement are for convenience only, and are not to be considered in construing or interpreting any term or provision of this Agreement.

         Section 8.12   CERTAIN DEFINED TERMS.

         As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  (a) "affiliate" shall mean a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

                  (b) "person" shall mean an individual, corporation, trust, partnership, joint venture, unincorporated organization, government agency or any agency or political subdivision thereof, or other entity.

                  (c) "subsidiary" shall mean, as to the Company, any corporation of which more than 50% of the outstanding shares having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company, or by one or more of its subsidiaries, or by the Company and one or more of its subsidiaries.

         IN WITNESS WHEREOF, the Company and the Purchaser have executed this Agreement as of the day and year first above written.

Attest:                                     ROADHOUSE GRILL, INC.

/s/ CHARLES D. BARNETT                      BY: /s/ JOHN DAVID TOOLE III
- ------------------------------                --------------------------------
Secretary                                   TITLE: President
                                                  ----------------------------

                                            BERJAYA GROUP (CAYMAN) LIMITED

                                            BY: /s/ ILLEGIBLE
                                               -------------------------------
                                            TITLE  Chairman
                                                 -----------------------------

FOR THE PURPOSE OF AGREEING TO THE SALE OF SHARES SET FORTH IN SECTION 7.03.

                                            /s/ JOHN Y. BROWN, JR.
                                            ----------------------------------
                                            JOHN Y. BROWN, JR.